EXHIBIT 4.2


                              RAYOVAC CORPORATION



                   8 1/2% SENIOR SUBORDINATED NOTES DUE 2013



                        ________________________________



                          THIRD SUPPLEMENTAL INDENTURE
                          Dated as of February 7, 2005

                                       to

                                   INDENTURE
                         Dated as of September 30, 2003



                       _________________________________



                                   U.S. BANK
                             NATIONAL ASSOCIATION,
                                   as Trustee


                        ________________________________

                          THIRD SUPPLEMENTAL INDENTURE


         THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 7, 2005 among Rayovac Corporation, a Wisconsin corporation, (the "Company"), the Guarantors (as defined in the Indenture referred to herein), the Rayovac subsidiaries listed in Exhibit A hereto (each, a "Guaranteeing Subsidiary" and, together, the "Guaranteeing Subsidiaries"), and U.S. Bank National Association, as Trustee (the "Trustee").

                              W I T N E S S E T H

         WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of September 30, 2003, as supplemented by the Supplemental Indenture dated as of October 24, 2003 and the Second Supplemental Indenture dated as of January 20, 2005 (the "Indenture"), providing for the issuance of the Company's 8 1/2% Senior Subordinated Notes due 2013 (the "Notes"); and

         WHEREAS, the Indenture provides that if the Company acquires additional Domestic Subsidiaries on or after the Issue Date, each such subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS, in connection with the Company's acquisition of all of the equity interests of United Industries Corporation (the "Acquisition"), the Company has acquired each of the Guaranteeing Subsidiaries; and

         WHEREAS, also in connection with the Acquisition, the separate corporate existence of Lindbergh Corporation, a former subsidiary of the Company, has ceased; and

         WHEREAS, the Trustee, the Company and the Guarantors wish to cure certain errors relating to certain cross-references in the Indenture; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.


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

         2. Guarantors. Pursuant to Section 9.01 of the Indenture, the Company, the Guarantors and the Trustee hereby amend the definition of the term "Guarantors" set forth in the Indenture by (a) adding to Schedule I to the Indenture those entities listed in Exhibit A hereto and (b) deleting from such
Schedule I "Lindbergh Corporation." For purposes of clarification, Schedule I to the Indenture shall be identical to Schedule I-A attached hereto.

         3. Agreement to Guarantee. The Guaranteeing Subsidiaries hereby agree as follows:

         (a) Along with all other Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

             (i) the principal of and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided in the Indenture), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

             (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

         (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         (c) Subject to Section 6.06 of the Indenture and to the extent permitted by applicable law, each Guarantor hereby waives: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.


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

         (d) Subject to Section 6.06 of the Indenture and to the extent permitted by applicable law, this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

         (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (f) The Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

         (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

         (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

         (i) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities of the Guarantor that are relevant under any applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, the Trustee, the Holders and the Guarantor irrevocably agree that the obligation of such Guarantor shall result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

         4. Subordination. The Obligations of each Guaranteeing Subsidiary under its Note Guarantee pursuant to this Supplemental Indenture shall be junior and subordinated to the Senior Debt of such Guaranteeing Subsidiary on the same basis as the Notes are junior and subordinated to the Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by each Guaranteeing Subsidiary only at such time as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article 10 thereof.

         5. Execution and Delivery. The Guaranteeing Subsidiaries agree that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         6. Guaranteeing Subsidiaries May Consolidate, Etc., on Certain Terms. Except as otherwise provided in Section 11.05 of the Indenture, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

         (a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

         (b) either:

             (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation, organized or existing under
         (i) the laws of the United States, any state thereof or the District of Columbia or (ii) the laws of the same jurisdiction as that Guarantor and, in each case, assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

             (ii) in the case of a Subsidiary Guarantor, such sale or other disposition (A) complies with Section 4.10 of the Indenture, including the application of the Net Proceeds therefrom and (B) is to a Person that is not a Restricted Subsidiary of the Company.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the obligations and conditions of the Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.


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

         Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         7. Releases. (a) Any Guarantor shall be released and relieved of any obligations under its Note Guarantee, (i) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with Section 4.10 of the Indenture, including the application of the Net Proceeds therefrom; (ii) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with Section 4.10 of the Indenture, including the application of the Net Proceeds therefrom; (iii) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms hereof; or (iv) in connection with any sale of Capital Stock of a Guarantor to a Person that results in the Guarantor no longer being a Subsidiary of the Company, if the sale of such Capital Stock of that Guarantor complies with Section 4.10, including the application of the Net Proceeds therefrom. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

         (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

         8. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

         9. Correction of Cross-References. In order to correct certain cross-references in the Indenture:

         (a) The last sentence of subsection (ii) of Section 2.06(b) of the Indenture is hereby deleted and restated in its entirety to read as follows:

         "Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(i) hereof."

         (b) The first phrase following subsection (i)(F) of Section 2.06(c) of the Indenture is hereby deleted and restated in its entirety to read as follows:

         "the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount."

         (c) The first sentence of subsection (iv) of Section 2.06(c) of the Indenture is hereby deleted and restated in its entirety to read as follows:

         "If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated
         Note in the appropriate principal amount."

         (d) Third sentence of Section 4.10(d) of the Indenture is hereby deleted and restated in its entirety to read as follows:

         "To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10 or Section 3.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 or Section 3.09 by virtue of such compliance."

         (e) Subsection (iii) of Section 6.01 of the Indenture is hereby deleted and restated in its entirety to read as follows:

         "failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.10, Section 4.14, Section 4.20(c) or Section 5.01;"


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

         (f) Section 9.01(f) of the Indenture is hereby deleted and restated in its entirety to read as follows:

         "to comply with the requirements of Section 4.20;"


         10. GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         11. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         12. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         13. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the dates referenced.

Dated: February 7, 2005

                                        ROV HOLDING, INC.


                                        By: /s/ James T. Lucke
                                            ------------------------------------
                                            Name:  James T. Lucke
                                            Title: Secretary


                                        ROVCAL, INC.


                                        By: /s/ James T. Lucke
                                            ------------------------------------
                                            Name:  James T. Lucke
                                            Title: Secretary


                                        UNITED INDUSTRIES CORPORATION


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President, Secretary and
                                                   General Counsel


                                        SCHULTZ COMPANY


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


                                        WPC BRANDS, INC.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


                                        SYLORR PLANT CORP.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


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                                        GROUND ZERO, INC.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


                                        NU-GRO US HOLDCO CORPORATION


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Secretary


                                        NU-GRO AMERICA CORP.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


                                        IB NITROGEN INC.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


                                        NU-GRO TECHNOLOGIES, INC.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


                                        UNITED PET GROUP, INC.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary

                                        DB ONLINE, LLC


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


                                        SOUTHERN CALIFORNIA FOAM, INC.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


                                        AQ HOLDINGS, INC.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


                                        AQUARIA, INC.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


                                        PERFECTO HOLDING CORP.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


                                        AQUARIUM SYSTEMS, INC.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary

                                        PERFECTO MANUFACTURING, INC.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


                                        JUNGLE TALK INTERNATIONAL, INC.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


                                        PETS `N PEOPLE, INC.


                                        By: /s/ Louis N. Laderman
                                            ------------------------------------
                                            Name:  Louis N. Laderman
                                            Title: Vice President and Secretary


                                        RAYOVAC CORPORATION


                                        By: /s/ James T. Lucke
                                            ------------------------------------
                                            Name:  James T. Lucke
                                            Title: Senior Vice President -
                                                   General Counsel and Secretary


                                        U.S. BANK NATIONAL ASSOCIATION,
                                        AS TRUSTEE


                                        By: /s/ Richard H. Prokosch
                                            ------------------------------------
                                            Name:  Richard H. Prokosch
                                            Title: Vice President


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

                                   Exhibit A
                           Guaranteeing Subsidiaries


United Industries Corporation
Schultz Company
WPC Brands, Inc.
Sylorr Plant Corp.
Ground Zero, Inc.
Nu-Gro US Holdco Corporation
Nu-Gro America Corp.
IB Nitrogen Inc.
Nu-Gro Technologies, Inc.
United Pet Group, Inc.
DB Online, LLC
Southern California Foam, Inc.
AQ Holdings, Inc.
Aquaria, Inc.
Perfecto Holding Corp.
Aquarium Systems, Inc.
Perfecto Manufacturing, Inc.
Jungle Talk International, Inc.
Pets `N People, Inc.

                                  SCHEDULE I-A
                                   GUARANTORS
                                   ----------


ROV Holding, Inc.
Rovcal, Inc.
United Industries Corporation
Schultz Company
WPC Brands, Inc.
Sylorr Plant Corp.
Ground Zero, Inc.
Nu-Gro US Holdco Corporation
Nu-Gro America Corp.
IB Nitrogen Inc.
Nu-Gro Technologies, Inc.
United Pet Group, Inc.
DB Online, LLC
Southern California Foam, Inc.
AQ Holdings, Inc.
Aquaria, Inc.
Perfecto Holding Corp.
Aquarium Systems, Inc.
Perfecto Manufacturing, Inc.
Jungle Talk International, Inc.
Pets `N People, Inc.